Exhibit 10.16

b) En caso de venta de doré, bullion u otras substancias obtenidas y vendidas de LOS LOTES por LA COMPAÑÍA: una regalía de producción del cuatro por ciento (4%) del precio real de venta de todos los minerales, mineral en bruto o productos de valor que aparezcan en las facturas de compraventa, después de deducir todos los cargos de tratamiento, castigos y cualquier otros gastos y deducciones del precio neto de venta del producto que aparezcan en las liquidaciones de fundición o cualquier otro documento aceptable por cada venta por separado y después de deducir también el costo real de los fletes de dichas substancias a la fundición o cualquier otro documento aceptable por cada venta por separado de las substancias mencionadas.	b) In case of gold/silver bearing material, ingots or any other substances obtained and sold from THE LOTS by THE COMPANY: a production royalty of four percent (4%) on the real sale price of all the minerals, crude metals or valuable products included in the buying and selling invoices, after deducting all the processing charges, punishments or any other expenses and deductions on the net sale price of the products included in the smelting accounts or any other acceptable document for each separate sale and also after deducting the real freight cost of sending such substances to the smelting company or any other acceptable document for each separate sale of the aforementioned substances.
La regalía de producción pagadera al CONCESIONARIO conforme a lo aquí establecido, será pagadera después de deducir y amortizar todos los pagos de Anticipo Mínimo de Regalías establecidos en la Cláusula Tercera Anterior.	The production royalty payable to the CONCESSIONAIRE according to what has been established herein, will be payable after deducting and repaying the Royalty Minimum Advance payment mentioned in the previous Third Clause.
LA COMPAÑÍA deberá efectuar el pago de Regalías de Producción al CONCESIONARIO MEDIANTE transferencia por giro a una cuenta y contra el recibo de la factura o facturas correspondientes (con el IVA agregado y desglosado), mensualmente dentro de los treinta (30) días siguientes a la fecha de terminación de cada mes en el que LA COMPAÑÍA reciba pagos finales por venta de minerales, mineral en bruto u otros productos de valor.	THE COMPANY must pay the CONCESSIONAIRE his production royalty through bank transfers to an account upon receiving the respective invoice or invoices (including VAT), every month within 30 days following the end of each month in which THE COMPANY receives final payments for the sale of minerals, raw minerals or other valuable products.
Con base en los antecedentes mencionados, las partes:	Given the foregoing, the parties:

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D E C L A R A N	DECLARE
1. Que los representantes de cada una de las partes que intervienen en èste convenio cuentan con las facultades requeridas para celebrarlo y que las mismas no les han sido revocadas o limitadas en forma tal que les impidiera la celebración de este convenio.	1. That the parties' representatives entering into this agreement have enough authority to execute it, same authority that has not been revoked or limited whatsoever which would impede them from entering into this agreement.
2. Que es su voluntad realizar la modificación del CONTRATO, a fin de que: especificamente de los concentrados que se produzcan y vendan de la Mina a Cielo Abierta denominada El Aguila y exclusivamente de esta mina, se **realicen pagos anticipados del tres por ciento (3%) al CONCESIONARIO al recibir LA COMPAÑÍA el anticipo de los lotes o embarques a fundición.**	2. That it is their wish to modify the AGREEMENT, for the specific circumstance where concentrates are produced and sold from the El Aguila Open Pit mine, and for only this mine, so that: **a three percent (3%) advance payment can be paid to the CONCESSIONAIRE, when THE COMPANY receives the advance payment of the LOTS or shipments to the smelting facility.**
En virtud de los antecedentes y declaraciones anteriores, las partes convienen en las siguientes:	In view of the aforementioned facts and representations, the parties agree to the following:
C L A U S U L A S	C L A U S E S
PRIMERA. Las partes convienen en agregar a la Cláusula CUARTA, lo siguiente a fin de que èsta quede como sigue:	**FIRST.-** The parties agree to include into Clause FOURTH the following; in order for same to remain as follows:
La COMPAÑÍA pagará al CONCESIONARIO una regalia sobre liquidaciones netas de fundición (en adelante "Regalias de producción) sobre las liquidaciones netas de fundición o facturas de compraventa de primera mano de mineral pagadas a LA COMPAÑÍA por minerales, mineral en bruto u otros productos de valor obtenidos y vendidos de LOS LOTES. La regalia de producción será calculada como sigue:	THE COMPANY will pay the CONCESSIONAIRE a royalty on net smelting proceeds (hereinafter "Production Royalties) based on net smelting proceeds or first hand mineral buying and selling invoices paid to THE COMPANY for minerals, raw minerals or any other valuable product obtained or sold from THE LOTS, The production royalty will be assessed as follows:
a) En caso de que LA COMPAÑÍA utilice	a) In case THE COMPANY uses

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servicios de fundicion. Una regalia de produccion del cinco por ciento (5%) de las liquidaciones netas de fundicion de todas las sustancias obtenidas y vendidas de LOS LOTES.

b) En caso de venta de dore, bullion u otras substancias obtenidas y vendidas de LOS LOTES por LA COMPANIA; una regalia de produccion del cuatro por ciento (4%) del precio real de venta de todos los minerales, mineral en bruto o productos de valor que aparezcan en las facturas de compraventa, después de deducir todos los cargos de tratamiento castigos y cualquier otros gastos y deducciones del precio neto de venta del producto que aparezcan en las liquidaciones de fundicion o cualquier otro documento aceptable por cada venta por separado de las substancias mencionadas.

La regalia de produccion pagadera al CONCESIONARIO conforme a lo aqui establecido, será pagadera después de deducir y amortizar todos los pagos de Anticipo Minimo de Regalias establecidos en la Clausula Tercera Anterior.

LA COMPANIA deberá efectuar el pago de Regalias de Produccion al CONCESIONARIO MEDIANTE transferencia por giro a una cuenta y contra el recibo de la factura o facturas correspondientes ( con el IVA agregado y desglosado ). mensualmente dentro de los treinta (30) dias siguientes a la fecha de terminacion de cada mes en el que LA COMPANIA reciba pagos finales por venta de smelting services. A production royalty of five percent (5%) over smelting net proceeds for all the substances obtained and sold from THE LOTS.

b) In case of gold/silver bearing material, ingots or any other substances obtained and sold from THE LOTS by THE COMPANY: a production royalty of four percent (4%) on the real sale price of all the minerals, crude metals or valuable products included in the buying and selling invoices, after deducting all the processing charges, punishments or any other expenses and deductions on the net sale price of the products included in the smelting accounts or any other acceptable document for each separate sale and also after deducting the real freight cost of sending such substances to the smelting company or any other acceptable document for each separate sale of the aforementioned substances.

The production royalty payable to the CONCESSIONAIRE according to what has been established herein, will be payable after deducting and repaying the Royalty Minimum Advance payment mentioned in the previous Third Clause.

THE COMPANY must pay the CONCESSIONAIRE his production royalty through bank transfers to an account upon receiving the respective invoice or invoices (including VAT), every month within 30 days following the end of each month in which THE COMPANY receives final payments for the sale of minerals, crude metals or servicios de fundición. Una regalia de producción del cinco por ciento (5%) de las liquidaciones netas de fundición de todas las sustancias obtenidas y vendidas de LOS LOTES. b) En caso de venta de doré, bullion u otras substancias obtenidas y vendidas de LOS LOTES por LA COMPAÑIA: una regalia de producción del cuatro por ciento (4%) del preci real de venta de todos los minerales, mineral en bruto o productos de valor que aparezcan en las facturas de compraventa, después de deducir todos los cargos de tratamiento, castigos y cualquier otros gastos y deducciones del precio neto de venta del producto que aparezcan en las liquidaciones de fundición o cualquier otro documento aceptable por cada venta por separado y después de deducir también el costo real de los fletes de dichas substancias a Ia fundición o cualquier otro documento aceptable por cada venta por separado de las substancias mencionadas. La regalia de producción pagadera al CONCESIONARIO conforme a lo aqui establecido, será pagadera después de deducir y amortizar todos los pagos de Anticipo Minimo de Regalias establecidos en Ia Cláusula Tercera Anterior.

smelting services. A production royalty of five percent (5%) over smelting net proceeds for all the substances obtained and sold from THE LOTS.

b) In case of gold/silver bearing material, ingots or any other substances obtained and sold from THE LOTS by THE COMPANY: a production royalty of four percent (4%) on the real sale price of all the minerals, crude metals or valuable products included in the buying and selling invoices, after deducting all the processing charges, punishments or any other expenses and deductions on the net sale price of the products included in the smelting accounts or any other acceptable document for each separate sale and also after deducting the real freight cost of sending such substances to the smelting company or any other acceptable document for each separate sale of the aforementioned substances. The production royalty payable to the CONCESSIONAIRE according to what has been established herein, will be payable after deducting and repaying the Royalty Minimum Advance payment mentioned in the previous Third Clause.

LA COMPAÑIA deberá efectuar el pago de THE COMPANY must pay the Regalias de Producción al CONCESIONARIO CONCESSIONAIRE his production MEDIANTE transferencia por giro a una cuenta royalty through bank transfers to an y contra el recibo de la factura o facturas account upon receiving the respective correspondientes ( con el IVA agregado y invoice or invoices (including VAT), desglosado ), mensualmente dentro de los every month within 30 days following treinta (30) dias siguientes a la fecha de the end of each month in which THE terminación de cada mes en el que LA COMPANY receives final payments for COMPAÑIA reciba pagos finales por venta de the sale of minerals, crude metals or

minerales, mineral en bruto u otros productos de valor.	other valuable products.
Adendum.	**Addendum**
Para la exclusiva circunstancia respecto de concentrados producidos y vendidos de la Mina a Cielo Abierto denominada El Aguila (únicamente de esta mina), LA COMPAÑÍA pagará al CONCESIONARIO a cuenta del pago total de las regalías de los lotes o embarques enviados a fundición el tres por ciento (3%) de los anticipos pagados por la fundición a LA COMPAÑÍA en un término no mayor a diez (10) días, contados a partir de dicho pago o pagos, cantidad que será descontada una vez liquidado el lote o embarque correspondientes, efectuándose los ajustes y descuento pactados. Este pago por anticipado será únicamente un anticipo y el acuerdo final sobre los lotes subsistirá. En caso de que al final del acuerdo, LA COMPAÑÍA adeude al CONCESIONARIO pagos adicionales, entonces dichos pagos adicionales se harán de acuerdo a lo estipulado en el CONTRATO. En caso de que el acuerdo final muestre que el pago por anticipado excedió la cantidad debidamente adeudada al CONCESIONARIO y por tanto el CONCESIONARIO deba a LA COMPAÑÍA el sobrepago, LA COMPAÑÍA podrá deducir la cantidad correspondiente de futuros pagos anticipados por concepto de regalías.	**For the specific circumstance where concentrates are produced and sold from the El Aguila Open Pit Mine only, THE COMPANY will pay the CONCESSIONAIRE three percent (3%) as advance payment on the total royalties of the advance payments received by THE COMPANY from the lots or shipments sent to the smelting company. This payment must be made within ten (10) days after such payment or payments have been received, amount that must be deducted once the lot or shipment has been paid in full, applying any adjustments or discounts previously agreed upon. This advance payment is only an advance and the final settlement on the lots shall prevail. If upon final settlement THE COMPANY owes the CONCESSIONAIRE additional payments then those additional payments shall be made according to the AGREEMENT. If the final settlement shows the advance payment exceeded the correct amount owed the CONCESSIONAIRE and therefore the CONCESSIONAIRE owes THE COMPANY the overpayment, THE COMPANY may take that amount against any future advance payments.**
SEGUNDA. Salvo las modificaciones contenidas en éste convenio, todas las demás cláusulas del CONTRATO y los términos establecidos en las mismas, mantendrán pleno vigor y fuerza entre las partes.	**SECOND.-** With the exception of the modifications included herein, all the other clauses of the AGREEMENT and terms established therein, will continue in force among the parties.

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Habiendo leldo este convenio y enteradas de Both parties, agreeing with the judicial sus efectos legales, las partes lo ratifican y consequences of this agreement, firman en Mexico, D.F., el 22 execute and enter into the same in de Nov. de 2010.         ,          on 22 Nov, 2010 DON DAVID GOLD, S.A. DE C.V. Ing. José Pérez Reynoso William W. Reid